Exhibit 99.1

Press Release

COREPOINT LODGING INC. ANNOUNCES TWO NEW BOARD MEMBERS

Jean M. Birch and Alice E. Gould Join the Board as new Independent Directors

IRVING, Texas (Sept. 12, 2018) – CorePoint Lodging Inc. (NYSE: CPLG) (“CorePoint” or the “Company”) today announced the appointment of two additional directors to the Company’s Board of Directors: Jean M. Birch and Alice E. Gould. With the addition of Ms. Birch and Ms. Gould as independent directors, the Company’s board will be expanded to eleven members.

“We are delighted to welcome Jean Birch and Alice Gould as new independent directors on our board. They join CorePoint at an exciting time,” said Mitesh B. Shah, CorePoint’s Chairman of the Board. “In addition to their broad range of board leadership experience, their collective expertise in real estate, finance and corporate governance, will be invaluable as we embark upon this journey to establish CorePoint’s unique position within the select service lodging segment.”

Keith A. Cline, President and Chief Executive Officer of CorePoint added, “CorePoint is fortunate have Jean and Alice join its Board of Directors at such an important time. We look forward to tapping into their unique perspectives and strategic experience as we execute on our plans to unlock the embedded growth opportunities in CorePoint’s existing hotel portfolio, take advantage of what we believe are attractive growth and consolidation opportunites in our segment, and drive long term value creation for stockholders.”

Jean M. Birch is an independent public company director and veteran C-level operating executive, with more than 20 years of consumer retail experience running large restaurant companies. Ms. Birch is Chairman of the board for Papa Murphy’s Holdings, Inc. (NASDAQ: FRSH), a leading national take and bake pizza franchisor and operator. In addition, Ms. Birch serves as a director for Forrester Research (NASDAQ:FORR), one of the most influential global research and advisory firms. Previously, Ms. Birch served on the board of directors for Darden (NYSE: DRI), a restaurant company featuring a portfolio of differentiated brands, and Cosi, Inc. (NASDAQ:COSI), serving as chair of its Compensation Committee and a member of the Nominating/Corporate Governance Committee.

Ms. Birch completed her undergraduate work at the University of Arizona where she graduated cum laude with dual degrees in Economics and Oriental Studies (Mandarin Chinese). She received her Executive MBA from Southern Methodist University.

Alice E. Gould is the former head of the Private Investments team at DUMAC Inc., a professionally staffed investment office controlled by Duke University that manages over $18 billion of endowmnent and other Duke-related assets. While there, Ms. Gould guided the construction of a well-diversified portfolio of investments in the commercial real estate industry, including hospitality, multifamily, office and industrial and expanded the portfolio’s reach geographically to include both developed and emerging international markets. Ms. Gould also served on the advisory board of over 20 private equity and real assets partnerships in the U.S. and abroad. Previously, Ms. Gould was a management consultant assisting senior executives in the technology, pharmaceutical, media and financial industries with strategic initiatives.

Ms. Gould graduated magna cum laude with a B.S. in Engineering from Duke University and an MBA from The Fuqua School of Business at Duke University.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements include statements relating to beliefs about future events, transactions, strategies, operations and financial results and other non-historical statements. Such forward-looking statements often contain words such as “assume,” “will,” “anticipate,” “believe,” “predict,” “project,” “potential,” “contemplate,” “plan,” “forecast,” “estimate,” “expect,” “intend,” “is targeting,” “may,” “should,” “would,” “could,” “goal,” “seek,” “hope,” “aim,” “continue” and other similar words or expressions or the negative thereof or other variations thereon. Forward-looking statements are made based upon management’s current expectations and beliefs and are not guarantees of future performance. Such forward-looking statements involve numerous assumptions, risks and uncertainties that may cause actual results to differ materially from those expressed or implied in any such statements. The Company’s actual business, financial condition or results of operations may differ materially from those suggested by forward-looking statements as a result of risks and uncertainties which include, among others: risks related to the Company’s recent spin-off from La Quinta and the merger of La Quinta’s management and franchise business with Wyndham Worldwide Corporation; business and financial risks inherent to the lodging industry; macroeconomic and other factors beyond the Company’s control; the geographic concentration of the Company’s hotels; the Company’s inability to compete effectively; the Company’s concentration in the La Quinta brand; the Company’s dependence on the performance of La Quinta and other third-party hotel managers; covenants in the Company’s hotel franchise agreements that limit or restrict the sale of its hotels; risks posed by the Company’s acquisition, redevelopment, repositioning, renovation and re-branding activities, as well as its disposition activities; risks resulting from significant investments in real estate; cyber threats and the risk of data breaches or disruptions; the growth of internet reservation channels; and the Company’s substantial indebtedness. Additional risks and uncertainties include, among others, those risks and uncertainties described in the Company’s Information Statement included as Exhibit 99.1 to the Form 10 filed with the SEC on May 7, 2018, as such factors may be updated from time to time in the Company’s periodic filings with the SEC. You are urged to carefully consider all such factors. Although it is believed that the expectations reflected in such forward-looking statements are reasonable and are expressed in good faith, such expectations may not prove to be correct and persons reading this communication are therefore cautioned not to place undue reliance on these forward-looking statements which speak only to expectations as of the date of this communication. The Company does not undertake or plan to update or revise forward-looking statements to reflect actual results, changes in plans, assumptions, estimates or projections, or other circumstances occurring after the date of this communication, even if such results, changes or circumstances make it clear that any forward-looking information will not be realized. If the Company makes any future public statements or disclosures which modify or impact any of the forward-looking statements contained in or accompanying this press release, such statements or disclosures will be deemed to modify or supersede such statements in this press release.

About CorePoint Lodging Inc.

CorePoint Lodging Inc. is the only pure-play publicly-traded U.S. lodging REIT strategically focused on the ownership of midscale and upper-midscale select-service hotels. CorePoint owns a geographically diverse portfolio of 315 hotels and more than 40,000 rooms across 41 states in attractive locations primarily in or near employment centers, airports and major travel thoroughfares. The portfolio consists of all La Quinta branded hotels, except for one Baymont branded hotel. For more information, please visit CorePoint’s website at www.corepoint.com.

Contact:

Investor Relations & Media

Kristin Hays

(972) 893-3199

investorrelations@corepoint.com